Exhibit (d)(16)

Execution Version

AMENDMENT NO. 8 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 8 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into as of March 5, 2023, by and among invoX Pharma Limited, a private limited company under the laws of England and Wales (“Parent”), Fennec Acquisition Incorporated, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and F-star Therapeutics, Inc., a Delaware corporation (the “Company” and together with Parent and Purchaser, the “Parties”).

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of June 22, 2022 (the “Merger Agreement”), by and among the Parties and Sino Biopharmaceutical Limited, a company organized under the laws of the Cayman Islands (“Guarantor”), as amended by that certain Amendment No. 1 to the Merger Agreement, dated as of November 20, 2022, by and among the Parties, as further amended by that certain Amendment No. 2 to the Merger Agreement, dated as of December 19, 2022, by and among the Parties, as further amended by that certain Amendment No. 3 to the Merger Agreement, dated as of December 20, 2022, by and among the Parties, as further amended by that certain Amendment No. 4 to the Merger Agreement, dated as of December 30, 2022, by and among the Parties, as further amended by that certain Amendment No. 5 to the Merger Agreement, dated as of January 31, 2023, as further amended by that certain Amendment No. 6 to the Merger Agreement, dated as of February 9, 2023, by and among the Parties, and as further amended by that certain Amendment No. 7 to the Merger Agreement, dated as of February 22, 2023, by and among the Parties;

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement;

WHEREAS, pursuant to Section 9.1 of the Merger Agreement, prior to the Effective Time (as defined in the Merger Agreement) the Merger Agreement may be amended with the approval of each of Parent, Purchaser, and the board of directors of the Company at any time (the “Requisite Parties”); and

WHEREAS, the Requisite Parties desire to amend the Merger Agreement pursuant to Section 9.1 of the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the covenants and representations set forth herein and therein, and for other good and valuable consideration, the Requisite Parties hereby agree as follows:

1.              Amendment to Section 8.1(e) of the Merger Agreement. Section 8.1(e) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“by either Parent or the Company if the Offer Acceptance Time shall not have occurred on or prior to one (1) minute past 11:59 p.m., Eastern Time, on March 14, 2023 (such date, the “End Date”);”

2.             No Other Amendments. Each future reference to “this Agreement” and other similar references set forth in the Merger Agreement shall refer to the Merger Agreement as modified by this Amendment. Except as and to the extent expressly modified by this Amendment, the Merger Agreement is not otherwise being amended, modified or supplemented and shall remain in full force and effect in accordance with its terms.

3.           General Provisions. Article 9 of the Merger Agreement shall apply to this Amendment mutatis mutandis and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the Requisite Parties have caused this Amendment to be signed, all as of the date first written above.

PARENT:
invoX Pharma Limited

By:	/s/ Benjamin Toogood
Name:	Benjamin Toogood
Title:	Chief Executive Officer

[Signature Page to Amendment No. 8 to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Requisite Parties have caused this Amendment to be signed, all as of the date first written above.

PURCHASER:
FENNEC ACQUISITION INCORPORATED

By:	/s/ Benjamin Toogood
Name:	Benjamin Toogood
Title:	Chief Executive Officer

[Signature Page to Amendment No. 8 to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Requisite Parties have caused this Amendment to be signed, all as of the date first written above.

COMPANY:
F-STAR THERAPEUTICS, INC.

By:	/s/ Eliot Forster, Ph.D.
Name:	Eliot Forster, Ph.D.
Title:	Chief Executive Officer

[Signature Page to Amendment No. 8 to Agreement and Plan of Merger]